Exhibit (l)

                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                              FAX NO. 617-338-2880
         IN WASHINGTON, D.C.                               IN NEW YORK CITY
    1025 CONNECTICUT AVENUE, N.W.                          767 THIRD AVENUE
       WASHINGTON, D.C. 20036                          NEW YORK, NEW YORK 10017
           (202) 775-8190                                   (212) 486-8200
        FAX NO. 202-293-2275                             FAX NO. 212-758-2151







                                                 October 28, 1996



The Principled Equity Market Fund
Langley Place
10 Langley Road
Newton Center, MA 02159

         Re:      Registration Statement on Form N-2
                  File No. 33-78256

Gentlemen:

         We have represented The Principled Equity Market Fund (the "Fund"), an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts pursuant to a Declaration of Trust dated April 26, 1994, as amended (the "Declaration of Trust"), in connection with the filing of a Registration Statement on Form N-2 and exhibits thereto, as amended (the "Registration Statement"), in order to register under the Securities Act of 1933, as amended, 2,000,000 of the Fund's shares of beneficial interest without par value (the "Shares").


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The Principled Equity Market Fund
October 28, 1996
Page 2

         We have made such investigations and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for the purposes of this opinion. In that examination, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all documents purporting to be copies.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued in accordance with the Declaration of Trust, will be validly issued, fully paid and nonassessable. For purposes of this letter, we express no opinion as to compliance with the Securities Act of 1933, as amended, applicable state laws regulating the sale of securities or the Investment Company Act of 1940, as amended.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Counsel" in the prospectus included in the Registration Statement.

                                Very truly yours,

                                /S/ Sullivan & Worcester LLP

                                SULLIVAN & WORCESTER LLP

/chpm